EXHIBIT 11

                                  FRED'S, INC.
                       COMPUTATION OF NET INCOME PER SHARE

                                   (unaudited)
                    (in thousands, except per share amounts)


                                 THIRTEEN WEEKS ENDED    THIRTY-NINE WEEKS ENDED
                                 --------------------    -----------------------
                                  OCTOBER    OCTOBER        OCTOBER     OCTOBER
                                 28, 1995   29, 1994       28, 1995    29, 1994
                                 --------   --------     ----------    --------

PRIMARY NET INCOME PER SHARE

  Net income                      $  121     $1,523         $1,949     $5,614
                                  ======     ======         ======     ======

  Weighted average number of
   common shares outstanding
   during the period               9,335      9,307          9,332      9,307

  Additional shares attributable
   to common stock equivalents        -          -              -          -
                                  ------     ------         ------     ------

                                   9,335      9,307          9,332      9,307
                                  ======     ======         ======     ======

  Net income per share            $  .01     $  .16         $  .21     $  .60
                                  ======     ======         ======     ======

FULLY DILUTED NET INCOME
PER SHARE

  Net income                      $  121     $1,523         $1,949     $5,614
                                  ======     ======         ======     ======

  Weighted average number of
   common shares outstanding
   during the period               9,335      9,307          9,332      9,307

  Additional shares attributable
   to common stock equivalents        -          -              -          -
                                  ------     ------         ------     ------

                                   9,335      9,307          9,332      9,307
                                  ======     ======         ======     ======

  Net income per share            $  .01     $  .16         $  .21     $  .60
                                  ======     ======         ======     ======